                MORGAN STANLEY GLOBAL OPPORTUNITY BOND FUND, INC.
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2007 - DECEMBER 31, 2007

                                                                    AMOUNT OF     % OF     % OF
                                      OFFERING        TOTAL          SHARES    OFFERING   FUNDS
   SECURITY      PURCHASE/  SIZE OF   PRICE OF      AMOUNT OF       PURCHASED  PURCHASED   TOTAL                        PURCHASED
   PURCHASED    TRADE DATE  OFFERING   SHARES        OFFERING        BY FUND    BY FUND   ASSETS         BROKERS          FROM
----------------------------------------------------------------------------------------------------------------------------------
 Pemex Project   10/17/07      --     $ 99.32   $ 1,500,000,000.00    670,000    0.04%     3.45%    Credit Suisse,   Credit Suisse
Funding Master                                                                                     HSBC, Deutsche
                                                                                                  Bank Securities,
                                                                                                   Morgan Stanley,
                                                                                                   Merrill Lynch &
                                                                                                      Co., UBS
                                                                                                   Investment Bank
                                                                                                   Goldman, Sachs &
     Texas                                                                                           Co., Citi,      Goldman Sachs
  Competitive    11/29/07      --     $ 95.00   $ 2,000,000,000.00  70,000.00    0.00%     0.40%   Credit Suisse,
   Electric                                                                                       JPMorgan, Morgan
  10.250% due                                                                                      Stanley, Lehman
   11/1/2015                                                                                          Brothers
   Series B                                                                                        Banc of America
                                                                                                   Securities LLC,
    Banc of                                                                                       Lehman Brothers,
 America Comm                                                                                      Morgan Stanley
   Mtg 2007                                                                                        Lehman Brothers,     Banc of
  5.7451% due    11/09/07      --     $100.55   $  817,600,000.00   75,000.00    0.00%     0.45%  Goldman, Sachs &      America
   2/10/2051                                                                                          Co., Bear,
                                                                                                    Stearns & Co.,
                                                                                                     Inc, Bank of
                                                                                                        America
                                                                                                    Securities LLC,
                                                                                                     Citi, Credit
                                                                                                   Suisse, Deutsche
                                                                                                   Bank Securities,      Lehman
  Freddie Mac    11/29/07      --     $ 25.00   $6,000,000,000.00         725    0.00%     0.11%    Morgan Stanley,     Brothers
  PFD 8.375%                                                                                        UBS Investment
                                                                                                         Bank